                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_] CONFIDENTIAL, FOR USE OF THE
Check the appropriate box:                    COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CREATIVE COMPUTERS, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    ___________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
    ___________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ___________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
    ___________________________________________________________________________

    (5) Total fee paid:
    ___________________________________________________________________________

[_] Fee paid previously with preliminary materials.
    ___________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    ___________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
    ___________________________________________________________________________

    (3) Filing Party:
    ___________________________________________________________________________

    (4) Date Filed:
    ___________________________________________________________________________

                           CREATIVE COMPUTERS, INC.
                             2645 MARICOPA STREET
                          TORRANCE, CALIFORNIA 90503

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 8, 1997

                               ----------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Creative Computers, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503, on Tuesday, July 8, 1997, at 10:00 a.m. local time for the following purposes:

  1. To elect four directors of the Company to serve until the 1998 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2. To ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the fiscal year ending December 31, 1997;

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this notice.

  A copy of the Company's Annual Report for the fiscal year ended December 31, 1996, containing consolidated financial statements, is included with this mailing.

  The Board of Directors has fixed the close of business on May 9, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 2645 Maricopa Street, Torrance, California 90503, for a period of ten days prior to the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,


                                          /s/ FRANK F. KHULUSI
                                          FRANK F. KHULUSI
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Torrance, California
June 20, 1997

                           CREATIVE COMPUTERS, INC.
                             2645 MARICOPA STREET
                          TORRANCE, CALIFORNIA 90503

                               ----------------

                                PROXY STATEMENT

                               ----------------

GENERAL

  This Proxy Statement is furnished to stockholders of Creative Computers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, July 8, 1997, at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

  These proxy solicitation materials are being mailed to stockholders on or about June 23, 1997.

VOTING AND SOLICITATION

  The persons named as proxy holders, Frank F. Khulusi and Sam U. Khulusi, were selected by the Board of Directors of the Company. Mr. Frank Khulusi is an executive officer and director of the Company and Mr. Sam Khulusi is a director of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will be treated as not voted for purposes of determining the decision of stockholders with respect to such matter. In the election of directors, the four nominees for directors who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 requires the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention or broker non-vote will have the same effect as a vote cast against this matter.

  Proxies in the accompanying form which are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSAL 2. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

  The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Richard Finkbeiner, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE AND SHARES OUTSTANDING

  The close of business on May 9, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 9,776,950 shares of Common Stock outstanding. At the meeting each stockholder entitled to vote at the meeting will be entitled to cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 1997, (i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated and pursuant to applicable community property laws, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                         NUMBER OF
                                                           SHARES
                                                        BENEFICIALLY PERCENTAGE
                   NAME AND ADDRESS(1)                     OWNED      OF CLASS
                   -------------------                  ------------ ----------
   Frank F. Khulusi(2).................................  2,096,000      21.4%
   Sam U. Khulusi(3)...................................  2,254,425      23.0%
   Ahmed O. Alfi(4)....................................    149,840       1.5%
   Al S. Joseph(5).....................................      2,000         *
   Amre A. Youness(6)..................................    777,752       7.9%
   Richard M. Finkbeiner(7)............................     53,666         *
   Daniel J. DeVries(8)................................     42,270         *
   David R. Burcham(9).................................     27,915         *
   All directors and executive officers as a group (7
    persons)(10).......................................  4,626,116      47.2%

--------
  * Less than 1%.
 (1) Unless otherwise indicated, the address for each person is 2645 Maricopa Street, Torrance, California 90503.
 (2) Includes 326,340 shares and 8,575 shares held in trust for the benefit of the children of Sam Khulusi and Basimah Khulusi, respectively.
 (3) Includes 326,340 shares held in trust for the benefit of the children of Frank Khulusi and 3,000 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.
 (4) Includes 3,000 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.
 (5) Includes 2,000 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.
 (6) The address for Mr. Youness is 3 Civic Plaza, Suite 170, Newport Beach, California 92660.
 (7) Includes 23,666 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.
 (8) Includes 42,270 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.
 (9) Includes 27,915 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.
(10) Includes 101,851 shares subject to outstanding options which are exercisable within 60 days after March 31, 1997.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  In accordance with the Company's Certificate of Incorporation, the Company's Board of Directors is elected at each Annual Meeting of stockholders. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of directors. The proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, will be voted FOR approval of the nominees. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.

  In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The four nominees for election as directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

  The nominees for election are:

    Frank F. Khulusi
    Sam U. Khulusi
    Ahmed O. Alfi
    Al S. Joseph

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                           THE NOMINEES NAMED ABOVE

NOMINEES

  The names of the nominees, their ages as of the Record Date, and certain other information about them are set forth below.

                                                                        DIRECTOR
         NAME         AGE             POSITION WITH COMPANY              SINCE
         ----         ---             ---------------------             --------
   Frank F. Khulusi.   30 Chairman of the Board of Directors, President
                           and Chief Executive Officer                    1987
   Sam U. Khulusi...   41 Director                                        1987
   Ahmed O. Alfi....   40 Director                                        1994
   Al S. Joseph.....   64 Director                                        1995

  Frank F. Khulusi is a co-founder of the Company (and its predecessor) and has served as Chairman of the Board, President and Chief Executive Officer of the Company since the Company's inception in 1987. He is the brother of Sam U. Khulusi.

  Sam U. Khulusi is a co-founder of the Company and served as Executive Vice President and Chief Operating Officer of the Company from October 1994 until February 1996. Mr. Khulusi currently is the Managing Director of Denim Software, L.L.C., a software development company. From 1987 until October 1994, Mr. Khulusi served as Chief Financial Officer of the Company. He is the brother of Frank F. Khulusi.

  Ahmed O. Alfi has served as a director of the Company since September 1994. Mr. Alfi has served as the Chairman of the Board and Chief Executive Officer of Alfigen, a prenatal diagnostic company, since January 1992. Since January 1996, Mr. Alfi has served as a director of SmarTalk Teleservices, a publicly traded telecommunications service provider.

  Dr. Al S. Joseph has served as a director of the Company since July 1995. Dr. Joseph, a former senior engineering executive at Rockwell International, is the founder of Vitesse Semiconductor, Inc. serving as CEO and Chairman from 1984 through 1988. Dr. Joseph is also a co-founder of Quad Design (now View Logic). From 1988 to the present Dr. Joseph has been a consultant to the electronics industry serving such clients as Cray

Research, E-Systems Raytheon, Flextronics International, Booz, Allen & Hamilton, and the Dow Chemical Company. Dr. Joseph is the father of Ray Joseph, who was employed as Director of Marketing for the Company until March 1997.

COMPENSATION OF DIRECTORS

  The Company's directors did not receive cash compensation or reimbursement for expenses for serving on the Board of Directors for the fiscal year ended December 31, 1996.

  Under the Company's Directors' Non-Qualified Stock Option Plan in effect during 1996, each director who was not an employee of the Company was entitled to receive an option to purchase 2,000 shares of the Company's Common Stock upon joining the Board. After the initial grant described above, each director would receive an additional option to purchase 1,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director had served on the Board for at least one year. Options were granted at fair market value on the date of grant and would vest on the first anniversary of the date of grant. The Company's Directors' Non-Qualified Stock Option Plan was amended in June 1997 to provide that each director who is not an employee of the Company is entitled to receive an option to purchase 2,000 shares of the Company's Common Stock upon joining the Board. After the initial grant described above, each director receives an additional option to purchase 5,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders. Options are granted at fair market value on the date of grant and vest on the first anniversary of the date of grant.

  The cash compensation of outside directors also was revised in June 1997. Each non-employee director will receive $5,000 per meeting, up to a maximum of four meetings per year.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider recommendations from stockholders, which should be addressed to Richard Finkbeiner, at the principal offices of the Company.

  The members of the Audit Committee are Ahmed Alfi and Al Joseph. The Audit Committee held one meeting during the year ended December 31, 1996. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's independent accountants, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent accountants and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

  The members of the Compensation Committee are Frank Khulusi and Ahmed Alfi. The Compensation Committee held two meetings during the year ended December 31, 1996 and met a number of times on an informal basis. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

  The Board of Directors held a total of eight meetings during the year ended December 31, 1996. During such year, each director attended over 75% of the meetings of the Board and the committees of the Board on which he served that were held during the period he served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  None.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

  The executive officers of the Company and their respective ages and positions are as follows as of May 31, 1997:

              NAME            AGE                    POSITION
              ----            ---                    --------
   Frank F. Khulusi..........  30 Chairman of the Board, President and
                                   Chief Executive Officer
   Richard M. Finkbeiner.....  50 Chief Financial Officer
   Daniel J. DeVries.........  35 Executive Vice President--Marketing
   David R. Burcham..........  32 Executive Vice President--Operations and Sales

  The following is a biographical summary of the experience of the executive officers:

  Frank F. Khulusi is a co-founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer of the Company since the Company's inception.

  Richard M. Finkbeiner joined the Company in June 1996 as Chief Financial Officer. From January 1996 to June 1996 he was Chief Financial Officer for Petro Stopping Centers, a national travel plaza retailer. Prior to that he was Chief Financial Officer for NordicTrack, a direct marketer and retailer of fitness equipment, from 1993 to 1996. From 1989 to 1993 he was Chief Financial Officer for Current, Inc., a direct marketer of greeting cards, and from 1984 to 1989 he was Controller and then Chief Financial Officer for Fox Photo, a photofinisher. Mr. Finkbeiner spent the first 12 years of his career with Hallmark Cards, a manufacturer and retailer of social expression products.

  Daniel J. DeVries has served as Executive Vice President since February 1996 and was Senior Vice President from October 1994 to that time. Mr. DeVries is responsible for all marketing, including vendor co-op marketing, merchandising, database marketing and Internet marketing. From April 1993 to October 1994, he held various sales and marketing positions with the Company. From July 1988 to April 1993, Mr. DeVries was a regional manager for Sun Computers, a computer retailer.

  David R. Burcham has served as Executive Vice President of Operations and Sales since March 1997 and was Senior Vice President from February 1996 to that time. Mr. Burcham is responsible for all sales, purchasing, distribution, MIS, and retail showrooms. From June 1990 to February 1996, he held various sales and operational positions for Multiple Zones International, Inc. including Vice President of Sales and Vice President of Operations. Prior to that, he was Vice President of Sales and Marketing for BID International, Inc., a publishing and information services company.

SUMMARY OF EXECUTIVE COMPENSATION


  The following table sets forth the cash compensation earned for services performed for the Company during the three years in the period ended December 31, 1996 by the Company's Chief Executive Officer and each of its other executive officers who earned over $100,000 in 1996.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                                                COMPENSATION
                                 ANNUAL COMPENSATION               AWARDS
                         --------------------------------------  SECURITIES
                                                   OTHER ANNUAL  UNDERLYING    ALL OTHER
    NAME AND CURRENT                     BONUS     COMPENSATION OPTIONS/SARS  COMPENSATION
        POSITION         YEAR SALARY($)   ($)         ($)(1)        (#)          ($)(2)
    ----------------     ---- --------- -------    ------------ ------------  ------------
Frank F. Khulusi........ 1996  303,900      --           --           --            --
 Chairman and Chief      1995  300,000      --           --           --            --
  Executive Officer      1994  279,500      --           --           --            --

Richard M. Finkbeiner(3) 1996  128,195   25,000          --       150,000(4)     18,504
 Chief Financial Officer
Daniel J. DeVries....... 1996  198,702   36,937(5)    23,720(6)   130,000(7)        --
 Executive Vice          1995  122,418  118,189          --        18,284           --
  President, Marketing   1994  122,418   90,698          --        58,800           --

David R. Burcham(8)..... 1996  166,667   23,333          --       120,000(9)     50,000
 Executive Vice
 President, Sales and
  Operations

--------
(1) Except as set forth in the Summary Compensation Table, the incremental cost to the Company of providing perquisites and other personal benefits during the last three fiscal years did not exceed, as to any named executive officer, the lesser of $50,000 or 10% of the total salary and bonus paid to executive officer for any such year and, accordingly, is omitted from this table.
(2) Represents relocation expenses and allowances paid by the Company.
(3) Mr. Finkbeiner joined the Company in June 1996.
(4) Represents options to purchase an aggregate of 75,000 shares granted in May 1996 that were repriced in July 1996.
(5) Mr. DeVries' bonus includes commissions.
(6) Represents auto allowance of $18,182 and health insurance premiums of $5,578.
(7) Represents options to purchase an aggregate of 15,000 shares granted in a previous fiscal year that were repriced in February and July 1996 and options to purchase an aggregate of 50,000 shares granted in February 1996 that were repriced in July 1996.
(8) Mr. Burcham joined the Company in February 1996.
(9) Represents options to purchase an aggregate of 60,000 shares granted in February 1996 that were repriced in July 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the named executive officers in 1996 (including repricings which are reflected as new grants). In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                                                                POTENTIAL
                                       INDIVIDUAL GRANTS                       REALIZABLE
                         -------------------------------------------------  VALUE AT ASSUMED
                                           % OF TOTAL                        ANNUAL RATE OF
                          NUMBER OF       OPTIONS/SARS                            STOCK
                          SECURITIES       GRANTED TO  EXERCISE            PRICE APPRECIATION
                          UNDERLYING      EMPLOYEES IN OR BASE              FOR OPTION TERM(3)
                         OPTIONS/SARS        FISCAL     PRICE   EXPIRATION -------------------
          NAME            GRANTED(#)        YEAR(1)     (S/SH)   DATE(2)    5%($)     10%($)
          ----           ------------     ------------ -------- ---------- -------- ----------
Frank F. Khulusi........        --             --         --         --         --         --
Richard M. Finkbeiner...     5,000(4)         0.35      8.875    5/21/06     27,907     70,722
                            35,000(5)         2.46      8.875    5/21/06    195,350    495,056
                            35,000(6)         2.46      8.875    5/21/06    195,350    495,056
                             5,000(*)(4)      0.35       6.00    5/21/06     12,377     36,904
                            35,000(*)(5)      2.46       6.00    5/21/06     86,641    258,334
                            35,000(*)(6)      2.46       6.00    5/21/06     86,641    258,334
Daniel J. DeVries.......    50,000(5)         3.52       9.50    2/12/06    298,725    757,028
                            15,000(**)(6)     1.05       9.50     8/4/05     83,736    209,035
                            50,000(*)(5)      3.52       6.00    2/12/06    118,257    352,145
                            15,000(*)(6)      1.05       6.00     8/4/05     32,298     96,077
David R. Burcham........    60,000(7)         4.22      10.75    2/20/06    405,637  1,027,964
                            60,000(*)(7)      4.22       6.00    2/20/06    142,446    424,211

--------
     All above options were granted at or above fair market value on the date of grant.
(*) Represents options granted previously that were repriced to $6.00 per share by the Compensation Committee of the Board of Directors on July 27, 1996. All options granted at an exercise price exceeding $6.00 per share were repriced to $6.00 per share on Saturday July 27, 1996. Market price on Friday, July 26, and Monday, July 29, 1996 was $5.25 and $5.625, respectively.
(**) Represents options granted previously that were repriced to $9.50 per share by the Compensation Committee of the Board of Directors on February 12, 1996. All options granted in 1995 were repriced by the Compensation Committee of the Board of Directors to $9.50 per share on February 12, 1996, except options granted to employees who resigned prior to the end of February 1996. Market price on February 12, 1996 was $9.50.
(1) Based on an aggregate of 1,419,000 options granted to officers and employees of the Company in fiscal year 1996, including the named executive officers. The total number of options granted during fiscal year 1996 include 846,800 that represent previously granted options that were repriced in February and July 1996.
(2) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the term of the options. There can be no assurance that the amounts reflected in this table will be achieved.

(4) These nonstatutory stock options vested and became exercisable immediately upon employment.
(5) These nonstatutory stock options vest and become exercisable 20% per year from the date of grant.
(6) These nonstatutory stock options vest and become exercisable 8.25% per quarter from the date of grant.
(7) 5,000 shares of these nonstatutory stock options vested and became exercisable immediately upon employment. 55,000 shares vest and become exercisable 8.25% per quarter from the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

  The following table sets forth information concerning the value of unexercised options held by named executive officers at December 31, 1996. No named executive officers exercised stock options during 1996.

                                       NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES         OPTIONS/SARS AT           OPTIONS/SARS AT
                          ACQUIRED       DECEMBER 31, 1996         DECEMBER 31, 1996
                             ON      ------------------------- -------------------------
          NAME           EXERCISE(#) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------  ----------- ------------- ----------- -------------
Frank F. Khulusi........     --           --           --            --           --
Richard M. Finkbeiner...     --        10,833       64,167       $14,895     $ 88,230
Daniel J. DeVries.......     --        29,770       94,030       $52,694     $146,931
David R. Burcham........     --        18,749       41,251       $25,780     $ 56,720

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  In February 1995, the Board of Directors established the Compensation Committee. The Compensation Committee reviews with management cash and other
compensation policies for employees, makes       recommendations to the Board
of Directors regarding compensation matters and determines (acting through a sub-committee) the compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, is set and approved by the Compensation Committee of the Board of Directors based on the recommendation of the Chief Executive Officer.

 Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide levels of compensation that integrate pay with the Company's objectives and goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be adequate to recruit, retain and motivate key employees.

  There are three primary elements in the Company's executive compensation program:

    . Base salary

    . Bonus

    . Stock options

  Individual base salaries are established based on an executive officer's experience, historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

  Bonuses are paid pursuant to executive bonus plans. Bonus awards are set based on various goals dependent upon the person's function in the organization. Certain individuals' bonus plans are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified performance targets.

  The Chief Executive Officer's bonus, if any, is determined as set forth in his employment contract, as described below.

  The Company believes that a component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best interests. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

 Compensation of Chief Executive Officer

  In establishing the Chief Executive Officer's overall compensation, a sub-committee of the Compensation Committee (the "Sub-Committee"), considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding the Company. The Sub-Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary and bonus. The Chief Executive Officer's base salary was set at $400,000 in his employment agreement with the Company. During 1995, the Chief Executive Officer elected to reduce his salary, in consultation with the Compensation Committee, to $300,000. The Chief Executive Officer's salary remained at $300,000 throughout 1996. In 1996, the Chief Executive Officer did not receive a bonus and was not granted any stock options.

 Policy Regarding Deductibility of Compensation for Tax Purposes--Compliance
  With Internal Revenue Code Section 162(m)

  Section 162(m) of the Code, generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. The Company does not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). However, none of the Company's executives receive such compensation at levels that approach the
Section 162(m) $1 million limit. The Company has included provisions in the 1994 Stock Incentive Plan designed to enable grants of options and SARs to executive officers affected by Section 162(m) to qualify as "performance-based" compensation. However, such grants cannot qualify until such grants are made by a "disinterested committee" under Section 162(m), which the Company currently does not have.

                            COMPENSATION COMMITTEE

                                 Ahmed O. Alfi
                               Frank F. Khulusi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Frank F. Khulusi, a member of the Compensation Committee, is an executive officer of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such companies.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 1996, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except that a Form 4 regarding the purchase of 150,000 shares by Sam Khulusi was filed late.

STOCK PERFORMANCE GRAPH

  The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the Nasdaq Stock Market-US Companies Index ("Nasdaq-US") and the Nasdaq Retail Trade Index ("Nasdaq-Retail"). The performance graph also compares the cumulative total stockholder return of the Company with the cumulative total return of the Standard & Poor's Technology sector Index ("S&P Technology Sector") (formerly known as the Standard & Poor's High Tech Composite Index ("High Tech Index")) and the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500"), which are the indices used in the Company's 1996 Proxy Statement. The Company has chosen to use the Nasdaq-US and Nasdaq-Retail indices on its performance graph this year because it believes these indices provide more relevant comparisons for the Company's Nasdaq-traded stock. The Company does not plan to use the S&P 500 or S&P Technology Sector indices in future years. The performance graph assumes that $100 was invested in the Company's initial public offering, on April 4, 1995, in common stock of the Nasdaq-US, Nasdaq-Retail, S&P 500 and S&P Technology Sector. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*
           AMONG CREATIVE COMPUTERS, INC., NASDAQ-US, NASDAQ-RETAIL,
                       S&P 500 AND S&P TECHNOLOGY SECTOR


                        PERFORMANCE GRAPH APPEARS HERE

                          NASDAQ
                          STOCK                                    STANDARD
                          MARKET-U.S.                STANDARD      & POOR'S
Measurement  CREATIVE     COMPANIES    NASDAQ        & POOR'S      TECHNOLOGY
Period       COMPUTERS    INDEX        RETAIL        500 INDEX     SECTOR (PRIOR
(Fiscal Year INC. COMMON  (MARKET      TRADE INDEX   (PRIOR YEAR'S YEAR'S PEER
Covered)     STOCK        INDEX)       (PEER INDEX)  MARKET INDEX) INDEX)
------------------------  -----------  ------------  ------------- ------------
FYE 4/04/95  $100          $100         $100          $100          $100
FYE   12/95  $107          $130         $111          $125          $128
FYE   12/96  $ 43          $160         $133          $154          $181

*  $100 INVESTED ON 04/04/95 IN STOCK OR ON
   03/31/95 IN INDEX - INCLUDING REINVESTMENT OF
   DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

REPORT ON REPRICING OF OPTIONS/SARS

  During 1996, the Compensation Committee of the Board of Directors repriced stock options issued pursuant to the Company's 1994 Stock Incentive Plan (the "1994 Plan"). The Company adopted and the stockholders approved the 1994 Plan in November 1994. The 1994 Plan provides a means to attract and retain officers and key employees and promote the success of the Company. After a series of informal meetings the Compensation Committee concluded that options granted under the 1994 Plan were not positioned to achieve their primary purposes, including the ability to attract, incentivize and retain employees, as a result of the decline in the price of the Company's stock. The Compensation Committee determined that it was advisable and in the best interests of the Company to reprice all stock options under the 1994 Plan to persons employed by the Company except those options granted prior to the Company's initial public offering and those options granted to persons who resigned their employment with the Company prior to the end of February 1996. Therefore, substantially all options outstanding as of February 12, 1996 were repriced to $9.50 per share, the closing market price on February 12, 1996. In July 1996, the Compensation Committee again evaluated whether options granted under the 1994 Plan were effectively serving the Plan's primary purposes. On July 27, 1996 the Compensation Committee concluded that it was advisable and in the best interests of the Company to reprice certain stock options granted under the 1994 Plan to persons employed by the Company at such date, on which the option price exceeded $6.00 per share. Therefore, grants of options to purchase shares of Common Stock pursuant to the 1994 Plan outstanding on July 27, 1996 at an exercise price greater than $6.00 per share were repriced as of that date to $6.00 per share. The closing price of the Company's stock on July 26, 1996, the business day closest to July 27, 1996, was $5.25 per share. Except for the exercise prices, new options continue to be governed by the same terms as applied to the prior options, including the vesting schedules.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                  NUMBER OF                                        LENGTH OF
                                 SECURITIES                                        ORIGINAL
                                 UNDERLYING  MARKET PRICE    EXERCISE             OPTION TERM
                                  OPTIONS/    OF STOCK AT    PRICE AT            REMAINING AT
                                    SARS        TIME OF      TIME OF      NEW       DATE OF
                                 REPRICED OR REPRICING OR  REPRICING OR EXERCISE REPRICING OR
          NAME            DATE   AMENDED (#) AMENDMENT ($) AMENDMENT($) PRICE($)   AMENDMENT
          ----           ------- ----------- ------------- ------------ -------- -------------
Frank Khulusi...........   --         --           --            --        --              --
David R. Burcham........ 7/27/96   60,000        $5.25        $ 9.50     $6.00   9Yrs 201 Days
Daniel J. DeVries....... 2/12/96   15,000        $9.50        $25.50     $9.50   9Yrs 173 Days
                         7/27/96   50,000        $5.25        $ 9.50     $6.00   9Yrs 200 Days
                         7/27/96   15,000        $5.25        $ 9.50     $6.00   9Yrs   8 Days
Richard M. Finkbeiner... 7/27/96   35,000        $5.25        $8.875     $6.00   9Yrs 298 Days
                         7/27/96    5,000        $5.25        $8.875     $6.00   9Yrs 298 Days
                         7/27/96   35,000        $5.25        $8.875     $6.00   9Yrs 298 Days

                            COMPENSATION COMMITTEE

                                 Ahmed O. Alfi
                               Frank F. Khulusi

                                PROPOSAL NO. 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP has served as the independent auditors of the Company and its predecessor since 1994 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be able to respond to appropriate questions. The persons designated on the enclosed proxy will vote your shares FOR ratification unless instructions to the contrary are included on the enclosed proxy.

                 THE BOARD RECOMMENDS A VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
         INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company (Attention: Richard Finkbeiner, at the principal offices of the Company), no later than February 13, 1998, for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO RICHARD M. FINKBEINER, CHIEF FINANCIAL OFFICER, CREATIVE COMPUTERS, INC., 2645 MARICOPA STREET, TORRANCE, CALIFORNIA 90503.

  A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED.

                                          By Order of the Board of Directors,

                                     /s/  FRANK F. KHULUSI
                                          --------------------------------
                                          FRANK F. KHULUSI
                                          Chairman of the Board, President
                                           and Chief Executive Officer

June 20, 1997
Torrance, California

PROXY                       CREATIVE COMPUTERS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 8, 1997

  The undersigned hereby appoints Frank F. Khulusi and Sam U. Khulusi (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Creative Computers, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, July 8, 1997, at 10:00 a.m. local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

  The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

  1. Election of Directors:
     [_] FOR the nominees listed below        [_] WITHHOLD AUTHORITY
     (except as marked to the contrary below) to vote for nominees listed below)

   Nominees: Frank F. Khulusi, Sam U. Khulusi, Ahmed O. Alfi and Al S. Joseph
    (Instructions: To withhold authority to vote for any nominee, print that nominees's name in the space provided below.)

--------------------------------------------------------------------------------
  SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED
NOT MARK ANY BOXES.

  2. To ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the year ending December 31, 1997.

     [_] FOR     [_] AGAINST    [_] ABSTAIN

===============================================================================

                                           Please sign exactly as your name
                                           appears herein. Joint owners should
                                           each sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, pleases give
                                           full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or
                                           other authorized person. If a
                                           partnership, please sign in full
                                           partnership name by authorized
                                           person.

                                           ____________________________________
                                                       (Signature)

                                           ____________________________________
                                               (Signature, if jointly held)

                                           DATE:_________________________, 1997

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                 REPLY ENVELOPE